UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2023
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.
As described below under Item 5.07, at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) of Tyson Foods, Inc. (the “Company”) held on February 9, 2023, the Company’s shareholders approved an amendment and restatement to the Company’s 2000 Stock Incentive Plan to increase the number of authorized shares available for issuance from 93,000,000 to 96,500,000. This amendment and restatement became effective February 9, 2023 upon shareholder approval and is further described under “Approval of the Amendment and Restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on December 21, 2022 (the “2023 Proxy Statement”), which description is incorporated herein by reference pursuant to General Instruction B.3 of Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the 2023 Annual Meeting, six proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the 2023 Proxy Statement. At the 2023 Annual Meeting, the Company’s shareholders:
1) elected John H. Tyson, Les R. Baledge, Mike Beebe, Maria Claudia Borras, David J. Bronczek, Mikel A. Durham, Donnie King, Jonathan D. Mariner, Kevin M. McNamara, Cheryl S. Miller, Jeffrey K. Schomburger, Barbara A. Tyson and Noel White to serve as directors until the Company’s next annual meeting of shareholders and until their successors are duly elected and qualified;
2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending September 30, 2023;
3) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
4) approved, on a non-binding advisory basis, holding the Company’s advisory vote on the compensation of its named executive officers every three years;
5) approved an amendment and restatement of the Company’s 2000 Stock Incentive Plan to increase the number of authorized shares from 93,000,000 to 96,500,000; and
6) did not approve a shareholder proposal requesting that the Company’s Board of Directors institute a policy that the Company comply with World Health Organization guidelines on use of medically important antimicrobials in food-producing animals.
Set forth below are the voting results for each matter submitted to a vote (certain numbers in tables may not total due to rounding):
1.Election of directors:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John H Tyson	844,638,234	70,615,919	418,259	26,249,763
Les R. Baledge	819,705,169	95,557,984	409,259	26,249,763
Mike Beebe	852,371,768	62,899,295	401,349	26,249,763
Maria Claudia Borras	910,321,463	4,955,110	395,839	26,249,763
David J. Bronczek	852,205,838	63,046,404	420,170	26,249,763
Mikel A. Durham	881,907,283	33,367,911	397,218	26,249,763
Donnie King	909,935,520	5,346,113	390,779	26,249,763
Jonathan D. Mariner	908,522,724	6,732,684	417,004	26,249,763
Kevin M. McNamara	896,959,793	18,295,388	417,231	26,249,763
Cheryl S. Miller	900,119,372	15,146,046	406,994	26,249,763
Jeffery K. Schomburger	910,311,463	4,942,060	418,889	26,249,763
Barbara A. Tyson	849,604,218	65,683,743	384,451	26,249,763
Noel White	898,792,643	16,476,850	402,919	26,249,763
2.Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending September 30, 2023:

Votes For	937,676,304
Votes Against	3,842,548
Votes Abstained	403,323

3.Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	901,514,693
Votes Against	13,580,052
Votes Abstained	577,667
Broker Non-Votes	26,249,763
4.Frequency of future non-binding shareholder advisory votes on executive compensation:

One Year	195,669,260
Two Years	328,948
Three Years	719,096,260
Votes Abstained	577,944
Consistent with the recommendation of the Board of Directors, a majority of the votes cast by shareholders voted to hold future advisory votes on executive compensation every three years. In light of the foregoing, the Company currently intends to hold future advisory votes on executive compensation every three years. The next required vote on the frequency of future advisory votes on executive compensation is scheduled to occur at the Company’s 2029 Annual Meeting of Shareholders.
5.Approval of an amendment and restatement of the Company’s 2000 Stock Incentive Plan to increase the number of authorized shares from 93,000,000 to 96,500,000:

Votes For	903,735,931
Votes Against	11,426,773
Votes Abstained	509,708
Broker Non-Votes	26,249,763
6.Shareholder proposal requesting that the Company’s Board of Directors institute a policy that the Company comply with World Health Organization guidelines on use of medically important antimicrobials in food-producing animals:

Votes For	41,970,565
Votes Against	872,526,753
Votes Abstained	1,175,094
Broker Non-Votes	26,249,763

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 13, 2023	By:	/s/ John R. Tyson

	Name:	John R. Tyson
	Title:	Executive Vice President and Chief Financial Officer

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